EXHIBIT 99.1

IPC Holdings and Max Capital Group Agree to Combine

Combination to create a stronger capitalized company with diversified, balanced specialty insurance & reinsurance businesses and global platform

Combined company will be named Max Capital Group Ltd.

HAMILTON, Bermuda—March 2, 2009— IPC Holdings, Ltd. (NASDAQ: IPCR) (“IPC”) and Max Capital Group Ltd. (NASDAQ: MXGL; BSX: MXGL BH) (“Max”) announced today that the boards of directors of both IPC and Max have unanimously approved a definitive amalgamation agreement. The combined entity will operate under the name of Max Capital Group Ltd. (“Max Capital Group”).

Under the terms of the definitive amalgamation agreement, holders of Max common stock will each receive, at a fixed exchange ratio, 0.6429 IPC shares for each Max share. Upon closing of the tax-free, stock-for-stock merger, IPC shareholders will own approximately 58% of the combined company on a fully diluted basis (with Max shareholders owning approximately 42%). Completion of the transaction is contingent upon customary closing conditions, including the approvals of shareholders and various regulatory approvals and notices. The transaction is expected to close in the third quarter of 2009.

W. Marston (Marty) Becker, Chairman and Chief Executive Officer of Max, and James P. Bryce, President and Chief Executive Officer of IPC, issued a joint statement. “We believe the combination of our companies will create a stronger, more diversified global underwriting franchise. IPC and Max have complementary businesses with very little overlap. The new platform will increase the global scale of each company and further enhance our collective ability to capitalize on attractive opportunities in the property-casualty marketplace, and thereby build long-term value for all our shareholders. From a financial perspective, based on results at December 31, 2008, this transaction creates a stronger capitalized company, with shareholders’ equity of over $3 billion and total assets of approximately $10 billion. We expect that the combined entity will have less volatile underwriting results than either of its individual components, as well as more flexibility to efficiently manage capital.”

Strategic and Financial Benefits of the Combination

The combination is expected to create significant benefits for shareholders of both companies and provide a strong foundation for future financial performance:

•	Enhanced size and scale. The combined company is expected to have shareholders’ equity of over $3 billion, which should lead to improved financial strength and flexibility.

•

Global platform and diversified business mix. The combined company will have a diversified specialty insurance & reinsurance business, with underwriting facilities in Bermuda, Dublin, at Lloyd’s and in six major U.S. cities.

•

Management and underwriting talent. Highly experienced management and underwriting teams with long-standing industry knowledge and relationships. IPC has been in operation for over 15 years and Max for approximately 9 years.

Organization Structure, Management and Board

Upon closing of the transaction, the holding company will be renamed from IPC Holdings Ltd. to Max Capital Group Ltd. The combined company, Max Capital Group, will serve as the Bermuda-based holding company for the existing global specialty insurance and reinsurance operating subsidiaries of Max and for IPCRe Limited, the existing Bermuda-based property-catastrophe reinsurance subsidiary of IPC. IPCRe Limited will be renamed Max IPC Re Ltd.

Following the close of the transaction, Marty Becker will be the President and Chief Executive Officer of Max Capital Group. Jim Bryce will commence a long contemplated retirement as of June 30, 2009, although he will continue in a non-executive role as Chairman of Max IPC Re (IPC and Max’s renamed reinsurance platform), and will be active in client relations and marketing. “We are pleased that Jim will have an important role at Max IPC Re, which will strongly benefit from his 35 years of property-catastrophe underwriting expertise, his reputation in the market, and his strong client relationships,” commented Marty Becker. If the transaction has not closed by June 30, 2009, IPC’s Chief Financial Officer, John Weale, will become acting Chief Executive Officer of IPC following Jim Bryce’s retirement and pending the closing of the transaction.

The board of directors of the combined company will have twelve directors, consisting of six current independent directors of IPC and six directors from Max, including Marty Becker.

Kenneth L. Hammond, non-executive Chairman of IPC’s board of directors, who will assume the non-executive Chairmanship of the board of directors of the combined company Max Capital Group, said, “This transaction is the result of over a year of strategic analysis by IPC as to how to better position the company for our shareholders. Jim Bryce and his team have worked hard to make this happen and we are very excited with the result and the opportunities it presents. We are also pleased that the combined company will continue to maintain its presence in the Bermuda community”

In addition to Mr. Becker, Peter Minton, Max’s Chief Operating Officer, and Joe Roberts, Max’s Chief Financial Officer will hold their respective titles at Max Capital Group and IPC’s Chief Financial Officer, John Weale, will become Executive Vice President & Treasurer of Max Capital Group.

Additional details on the amalgamation are posted on the websites of IPC and Max, at www.ipcre.bm and www.maxcapgroup.com, respectively.

Advisors

For IPC, J.P. Morgan Securities Inc. acted as financial advisor and delivered a fairness opinion and Sullivan & Cromwell LLP and Mello Jones & Martin as legal counsel. For Max, Merrill Lynch & Co. and Aon Benfield Securities, Inc. acted as financial advisors and Akin Gump Strauss Hauer & Feld LLP and Conyers Dill & Pearman as legal counsel.

Conference Call and Webcast

IPC and Max will conduct a joint investor conference call on Monday, March 2, 2009, at 8:00 a.m. Eastern Time to discuss the merger with interested investors and shareholders.

On the call, Max will be represented by Chairman and Chief Executive Officer W. Marston (Marty) Becker and Executive Vice President and Chief Financial Officer Joe Roberts. IPC will be represented by President and Chief Executive Officer Jim Bryce and by Executive Vice President and Chief Financial Officer John Weale.

The details of the call are as follows:

Date: March 2, 2009

Time: 8:00 a.m. Eastern Time

Toll-free number (US callers): 1-888-713-4205

International callers: 1-617-213-4862

Access Code (all participants): 61327499

Please dial in five to ten minutes prior to the start of the call. If you wish to pre-register for this event, please go to the following website: http://www.theconferencingservice.com/prereg/key.process?key=PFXDJWPL9.

In addition, interested persons may listen to the call via the website of IPC or Max, at www.ipcre.bm or www.maxcapgroup.com, respectively.

If you are unable to participate in the “live” call, a replay will be available from approximately 11:30 a.m. Eastern Time on March 2, 2009 until April 2, 2009. To listen to the replay, US-based callers may dial 1-888-286-8010; international callers may use 1-617-801-6888; the access code for the replay is 59653567.

About IPC Holdings, Ltd.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

About Max Capital Group Ltd.

Max Capital Group Ltd., through its operating subsidiaries, provides specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers and life and health insurers.

This release includes statements about future economic performance, finances, expectations, plans and prospects of both IPC and Max that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by each of IPC or Max, as the case may be, with the Securities Exchange Commission (“SEC”). Neither IPC nor Max undertakes any obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as “believes,” “anticipates,” “intends,” “expects” and similar statements of a future or forward looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of financial ratings of any wholly-owned operating subsidiary; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere and continued instability in global credit markets; and (f) other factors set forth in the most recent reports on Form 10-K, Form 10-Q and other documents of IPC or Max, as the case may, be on file with the SEC. Risks and uncertainties relating to the proposed transaction include the risks that: the parties will not obtain the requisite shareholder or regulatory approvals for the transaction; the anticipated benefits of the transaction will not be realized; and/or the proposed transactions will not be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward looking statement contained in this press release.

Additional Information about the Proposed Transaction and Where to Find It:

This material relates to a business combination transaction between IPC and Max which will become the subject of a registration statement filed by IPC with the SEC and joint proxy statements filed by IPC and Max with the SEC. This material is not a substitute for the joint proxy statement/prospectus that IPC would file with the SEC or any other documents which IPC or Max may send to their respective shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL

CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to IPC, at Jim Bryce, President and Chief Executive Officer, or John Weale, Executive Vice President and Chief Financial Officer, at 441-298-5100, in the case of IPC’s filings, or Max, at Joe Roberts, Chief Financial Officer, or Susan Spivak Bernstein, Senior Vice President, Investor Relations at 441-295-8800, in the case of Max’s filings.

Participants in the Solicitation:

IPC and Max and their respective directors, executive officers and other employees may be deemed to be participants in any solicitation of IPC and Max shareholders, respectively, in connection with the proposed transaction.

Information about IPC’s and Max’s directors and executive officers is available in IPC’s and Max’s proxy statements, dated April 29, 2008 and March 19, 2008, respectively, for their 2008 annual meetings of shareholders.

CONTACTS:

IPC Holdings, Ltd.

John Weale, 1-441-298-5100

Executive Vice President and Chief Financial Officer

john.weale@ipcre.bm

or

Max Capital Group Ltd.

Susan Spivak Bernstein, 1-212-898-6640

Senior Vice President

susan.spivak@maxcapservices.com

or

Kekst and Company

Roanne Kulakoff, 1-212-521-4837

roanne-kulakoff@kekst.com